Exhibit 3.107

Delaware	PAGE 1

The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “HISTORIC LIFEPOINT HOSPITALS, INC.” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF INCORPORATION, FILED THE TWENTY-SEVENTH DAY OF APRIL, A.D. 1999, AT 11:30 O’CLOCK A.M.
     CERTIFICATE OF MERGER, FILED THE TWENTY-SEVENTH DAY OF APRIL, A.D. 1999, AT 11:31 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, FILED THE TENTH DAY OF MAY, A.D. 1999, AT 9 O’CLOCK A.M.
     CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-THIRD DAY OF SEPTEMBER, A.D. 1999, AT 9 O’CLOCK A.M.
     CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-SECOND DAY OF JANUARY, A.D. 2002, AT 10 O’CLOCK A.M.
     CERTIFICATE OF MERGER, CHANGING ITS NAME FROM “LIFEPOINT HOSPITALS, INC.” TO “HISTORIC LIFEPOINT HOSPITALS, INC. “, FILED THE FIFTEENTH DAY OF APRIL, A.D. 2005, AT 9:11 O’CLOCK A.M. AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE

3035122 8100H	/s/ Jeffrey W. Bullock

110294397 You may verify this certificate online at corp. delaware.gov/authver.shtml	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8621108 DATE: 03-14-11

Delaware	PAGE 2

The First State
AFORESAID CORPORATION, “HISTORIC LIFEPOINT HOSPITALS, INC.”

3035122 8100H	/s/ Jeffrey W. Bullock

110294397 You may verify this certificate online at corp. delaware.gov/authver.shtml	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8621108 DATE: 03-14-11

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:30 AM 04/27/1999 991164599 — 3035122
Certificate of Incorporation
of
LifePoint Hospitals, Inc.
     FIRST: The name of the Corporation is LifePoint Hospitals, Inc.
     SECOND: The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.
     FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is One Hundred Million (100,000,000) shares, divided into two classes of which Ten Million (10,000,000) shares, par value $.01 per share, shall be designated Preferred Stock, and Ninety Million (90,000,000) shares, par value $.01 per share, shall be designated Common Stock.
     A. Preferred Stock
     1. Issuance. The Board of Directors is expressly authorized, subject to limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights of the shares of each such series, and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at Least 80% of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, unless a vote of any such holders is required pursuant to the terms of any such series of Preferred Stock.
     2. Series A Junior Participating Preferred Stock.
     Section 1. Designation and Amount. Ninety Thousand (90,000) shares of the Preferred Stock of the Corporation shall be designated as “Series A Junior Participating Preferred Stock,” par value $.0l per share (the “Series A Preferred Stock”). The number of shares of such series of Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of such series of Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.
     Section 2. Dividends and Distributions.
     (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
     (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.
     Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:
     (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
     (B) Except as otherwise provided herein, in a resolution or resolutions adopted by the Board of Directors providing for the issuance of a series of Preferred Stock or any similar stock (a “Certificate of Designation”), or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation entitled to vote generally in the election of directors shall vote together as a single class on all matters submitted to a vote of stockholders of the Corporation.
     (C) Except as otherwise provided herein, or by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.
     Section 4. Certain Restrictions.
     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 of paragraph A of this Article Fourth are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:
     (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;
     (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all such shares are then entitled;
     (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock; provided, however. that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or
     (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
     Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein or in any Certificate of Designation providing for the issuance of a series of Preferred Stock or any similar stock or as otherwise required by law.
     Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided, however, that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock, in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
     Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
     Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.
     Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation’s Preferred Stock.
     Section 10. Amendment. This Certificate of Incorporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.
     B. Common Stack
     Section 1. Dividends. Subject to the preferential rights, if any, of the holders of any series of Preferred Stock then outstanding, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends payable either in cash, in property or in shares of Common Stock or other securities of the Corporation.
     Section 2. Voting Rights. Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding, and except as otherwise required by law, the holders of the Common Stock shall exclusively possess all voting power, and at every annual or special meeting of stockholders of the Corporation, each holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock standing in such holder’s name on the books of the Corporation.
     Section 3. Liquidation, Dissolution or Winding Up. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Common Stock shall be entitled to share ratably in all assets of the Corporation available for distribution to its stockholders, subject to the preferential rights, if any, of the holders of any series of Preferred Stock then outstanding.
     FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or this Certificate of Incorporation directed or required to be exercised or done by the stockholders.

     A. Number of Directors. The number of directors of the Corporation (exclusive of directors to be elected by the holders of one or more series of the Preferred Stock of the Corporation which may be outstanding, voting separately as a series or class) shall be fixed from time to time by action of not less than a majority of the members of the Board of Directors then in office, but in no event shall such number of directors of the Corporation be less than three nor more than fifteen.
     B. Classes. The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided with respect to the time for which they severally hold office, into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 2000 annual meeting of stockholders, the term of office of the second class to expire at the 2001 annual meeting of stockholders and the term of office of the third class to expire at the 2002 annual meeting of stockholders. At each annual meeting of stockholders, commencing with the 2000 annual meeting, (i) directors shall be elected to succeed those directors whose terms expire for a term of office to expire at the third succeeding annual meeting of stockholders after their election, and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy in the Board of Directors, regardless of how such vacancy was created. Directors need not be stockholders. All directors shall hold office until the expiration of the term for which elected and until their successors are elected, except in the case of the death, resignation, disqualification or removal of any director.
     C. Stockholder Nomination of Director Candidates and Introduction of Business. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-Laws of the Corporation.
     D. Vacancies. Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, disqualification or removal may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires or, in the case of newly created directorships, shall hold office until such time as determined by the directors electing such new director (in a manner consistent with paragraph B of this Article Fifth). No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
     E. Removal. Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

     SIXTH: Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding, no action required to be taken or which may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, and the power of the stockholders to consent in writing, without a meeting, to the taking of any action, including (without limitation) the power of stockholders to adopt or amend the By-Laws of the Corporation by written consent, is hereby specifically denied.
     SEVENTH: Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding, special meetings of the stockholders of the Corporation may be called only by (a) the Chairman of the Board of Directors, if one shall have been elected or (b) the Chief Executive Officer of the Corporation, and, in addition, a special meeting shall be called by the Chairman of the Board or the Chief Executive Officer at the request in writing of a majority of the Board of Directors. The ability of the stockholders to call a special meeting is hereby specifically. denied.
     EIGHTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the By-Laws of the Corporation. The Corporation’s By-Laws may also be adopted, amended, altered or repealed by the stockholders at any annual or special meeting by the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
     NINTH: Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall otherwise provide.
     TENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions nor in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of this Article Tenth shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
     ELEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the Delaware General Corporation Law or on

the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the Delaware General Corporation Law, order a meeting of the creditors or class of creditors, or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, or on all of the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.
     TWELFTH:
     A. As used in this Article Twelfth, the following terms shall have the meanings set forth below:
     “Business Combination” shall mean (a) any merger or consolidation of the Corporation or a Subsidiary with a Related Person, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition other than in the ordinary course of business to or with a Related Person of any assets of the Corporation or a Subsidiary having an aggregate fair market value of $25,000,000 or more, (c) the issuance or transfer by the Corporation of any shares of Voting Stock or securities convertible into or exercisable for such shares (other than by way of pro rata distribution to all stockholders) to a Related Person, (d) any recapitalization, merger or consolidation that would have the effect of increasing the voting power of a Related Person, (e) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or a Subsidiary proposed, directly or indirectly, by or on behalf of a Related Person, (f) any merger or consolidation of the Corporation with another Person proposed, directly or indirectly, by or on behalf of a Related Person unless the entity surviving or resulting from such merger or consolidation has a provision in its certificate or articles of incorporation, charter or similar governing instrument which is substantially identical to this Article Twelfth or (g) any agreement, contract or other arrangement or understanding providing, directly or indirectly, for any of the transactions described in clauses (a) through (f) above.
     “Related Person” shall mean any individual, partnership, corporation, trust or other Person which, together with its “affiliates” and “associates,” as defined in Rule 12b-2 under the Exchange Act as in effect on April 23, 1999, and together with any other individual, partnership, corporation, trust or other Person with which it or they have any agreement, contract or other arrangement or understanding with respect to acquiring, holding, voting or disposing of Voting Stock, “beneficially owns” (within the meaning of Rule 13d-3 under the Exchange Act on said date) an aggregate of 10% or more of the outstanding Voting Stock. A Related Person, its affiliates and associates and all such other individuals, partnerships, corporations and other Persons with whom it or they have any such agreement, contract or other arrangement or understanding, shall be deemed a single Related Person for purposes of this Article Twelfth; provided, however, that the members of the Board of Directors of the Corporation shall not be deemed to be associates or otherwise to constitute a Related Person solely by reason of their board membership. A person who is a Related Person as of (i) the time any definitive agreement relating to a Business Combination is entered into, (ii) the record date for the determination of stockholders entitled to notice of and to vote on a Business Combination or (iii) immediately prior to the consummation of a Business Combination, shall be deemed a Related Person for purposes of this Article Twelfth.
     “Continuing Director” shall mean any member of the Board of Directors of the Corporation who is not an “affiliate” or “associate” of the Related Person and was a member of the Board of Directors prior to the time that such Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with such Related Person and is recommended to succeed a Continuing Director by a majority of the Continuing Directors.
     “Person” shall mean any individual, firm, corporation or other entity.
     “Subsidiary” shall mean with respect to any Person, (i) any corporation in which such Person, directly or indirectly, owns or controls, at the time of determination, at least a majority in interest of the outstanding voting stock (having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not stock of any other class or classes of such corporation shall have or might have voting power by reason of the occurrence of a contingency); or (ii) any non-corporate entity in which such Person either (a) directly or indirectly, at the time of determination, has at least a majority ownership interest, or (b) at the date of determination, is a general partner or an entity performing similar functions (for example, manager of a limited liability company or a trustee of a trust).
     “Voting Stock” shall mean any shares of the Corporation entitled to vote generally in the election of directors.
     “Entire Board of Directors” shall mean the total number of directors which the Corporation would have if there were no vacancies.
     “Market Value” shall mean the average of the high- and low-quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a share on the Composite Tape for the New York Stock Exchange Listed Stocks, or, if the shares are not listed or admitted to trading on such exchange, on the principal United States securities exchange registered under the Exchange Act on which the shares are listed or admitted to trading, or, if the shares are not listed or admitted to trading on any such exchange, the mean between the closing high-bid and low-asked quotations with respect to a share on such date as quoted on the National Association of Securities Dealers Automated Quotations System, or similar system then in use, or, if no such quotations are available, the fair market value on such date of a share as at least 66 2/3% of the Continuing Directors shall determine.
     B. In addition to any other vote required by this Certificate of Incorporation or the Delaware General Corporation Law, the affirmative vote of the holders of not Less than 85% of the outstanding Voting Stock held by stockholders other than a Related Person by or with whom or on whose behalf, directly or indirectly, a Business Combination is proposed, voting as a single class, shall be required for the approval or authorization of such Business Combination; provided, however, that the 85% voting requirement shall not be applicable and such Business Combination may be approved by the vote required by law or by any other provision of this Certificate of Incorporation if either.
1. The Business Combination is approved by the Board of Directors of the Corporation by the affirmative vote of at least 66 2/3% of the Continuing Directors, or
2. All of the following conditions are satisfied:
     (A) The aggregate amount of cash and the fair market value of the property, securities or other consideration to be received per share of capital stock of the Corporation in the Business Combination by the holders of capital stock of the Corporation, other than the Related Person involved in the Business Combination, shall not be less than the highest of (i) the highest per share price (including brokerage commissions, soliciting dealers’ fees, and dealer- management compensation, and with appropriate adjustments for recapitalizations, stock splits, stock dividends and like transactions and distributions) paid by such Related Person in acquiring any of its holdings of such class or series of capital stock, (ii) the highest per share Market Value of such class or series of capital stock within the twelve-month period immediately preceding the date the proposal for such Business Combination was first publicly announced or (iii) the book value per share of such class or series of capital stock, determined in accordance with generally accepted accounting principles, as of the last day of the month immediately preceding the date the proposal for such Business Combination was first publicly announced;
     (B) The consideration to be received in such Business Combination by holders of capital stock other than the Related Person involved shall, except to the extent that a stockholder agrees otherwise as to all or part of the shares which he or she owns, be in the same form and of the same kind as the consideration paid by the Related Person in acquiring capital stock already owned by it; provided, however, that if the Related Person has paid for capital stock with varying forms of consideration, the form of consideration for shares of capital stock acquired in the Business Combination by the Related Person shall either be cash or the form used to acquire the largest number of shares of capital stock previously acquired by it; and
     (C) A proxy statement responsive to the requirements of the Exchange Act and regulations promulgated thereunder, whether or not the Corporation is then subject to such requirements, shall be mailed to the stockholders of the Corporation for the purpose of soliciting stockholder approval of such Business Combination and shall contain at the from thereof, in a prominent place, (i) any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors may choose to state and (ii) the opinion of a reputable investment banking firm selected by the Continuing Directors as to the fairness of the terms of such Business Combination, from a financial point of view, to the stockholders (other than the Related Person) of the Corporation.
     C. A Related Person shall be deemed for purposes of this Article Twelfth to have acquired a share of the Corporation at the time when such Related Person became the beneficial owner thereof (as such term is defined in paragraph A of this Article Twelfth). With respect to shares owned by affiliates, associates and other Persons whose ownership is attributed to a Related Person, if the price paid by such Related Person for such shares is not determinable, the price so paid shall be deemed to be the higher of (i) the price paid upon acquisition thereof by the affiliate, associate or other Person or (ii) the Market Value of the shares in question at the time when the Related Person became the beneficial owner thereof.
     For purposes of this Article Twelfth, in the event of a Business Combination upon consummation of which the Corporation would be the surviving corporation or would continue to exist (unless it is provided, contemplated or intended that as part of such Business Combination a plan of liquidation or dissolution of the Corporation will be effected), the term “other consideration to be received” in paragraph B.2.(A) of this Article Twelfth shall include (without limitation) common stock or other capital stock of the Corporation retained by stockholders of the Corporation (other than Related Persons who are parties to such Business Combination).
     Nothing contained in this Article Twelfth shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.
     D. Notwithstanding any other provision of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be permuted by law), any amendment, addition, alteration, change or repeal of this Article Twelfth, or any other amendment of this Certificate of Incorporation or the By-Laws of the Corporation inconsistent with or modifying or permitting circumvention of this Article Twelfth, must first be proposed by the Board of Directors of the Corporation, upon the affirmative vote of at least 66 2/3% of the directors then in office at a duly constituted meeting of the Board of Directors called for such purpose, and thereafter approved by the affirmative vote of the holders of not less than 85% of the then outstanding Voting Stock held by stockholders other than a Related Person by or with whom or on whose behalf, directly or indirectly, a Business Combination is proposed, voting as a single class; provided, however, that this paragraph D shall not apply to, and such 85% vote shall not be required for, any such amendment, addition, alteration, change or repeal recommended to stockholders of the Corporation by the affirmative vote of not less than 66 2/3% of the Continuing Directors. For the purposes of this paragraph D only, if at the time when any such amendment, addition, alteration, change or repeal is under consideration there is no proposed Business Combination, the term “Continuing Directors” shall mean the Entire Board of Directors.

     THIRTEENTH: The Board of Directors, each committee of the Board of Directors and each individual director, in discharging their respective duties under applicable law and this Certificate of Incorporation and in determining what they each believe to be in the best interests of the Corporation and its stockholders, may consider the effects, both short-lean and long-term, of any action or proposed action taken or to be taken by the Corporation, the Board of Directors or any committee of the Board of Directors on the interests of (i) the employees, associates, associated physicians, distributors, patients or other customers, suppliers or creditors of the Corporation and its subsidiaries and (ii) the communities in which the Corporation and its subsidiaries own or lease property or conduct business, all to the extent that the Board of Directors, any committee of the Board of Directors or any individual director deems pertinent under the circumstances (including the possibility that the Interests of the Corporation may best be served by the continued independence of the Corporation); provided, however, that the provisions of this Article Thirteenth shall not limit in any way the right of the Board of Directors to consider any other lawful factors in making its determinations, including, without limitation, the effects, both short-term and long-term, of any action or proposed action on the Corporation or its stockholders directly; and provided, further, that this Article Thirteenth shall be deemed solely to grant discretionary authority to the Board of Directors, each committee of the Board of Directors and each individual director and shall not be deemed to provide to any specific constituency any right to be considered.
     FOURTEENTH: Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in an actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as such a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the full extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith.
     A. Procedure. Any indemnification under this Article Fourteenth (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the

Corporation to provide prior to such amendment). Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding (the “Disinterested Directors”), or (b) if such a quorum of Disinterested Directors is not obtainable, or, even if obtainable, a quorum of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.
     B. Advances For Expenses. Costs, charges and expenses (including attorneys’ fees) incurred by a director or officer of the Corporation in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article Fourteenth. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the majority of the Disinterested Directors deems appropriate. The majority of the Disinterested Directors may, in the manner set forth above, and upon approval of such Indemnitee, authorize the Corporation’s counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.
     C. Procedure for Indemnification. Any indemnification or advance of costs, charges and expenses under this Article Fourteenth, shall be made promptly, and in any event within 60 days upon the written request of the Indemnitee. The right to indemnification or advances as granted by this Article Fourteenth, shall be enforceable by the Indemnitee in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such Indemnitee’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under this Article Fourteenth, where the required undertaking, if any, has been received by the Corporation) that the Indemnitee has not met the standard of conduct set forth in the Delaware General Corporation Law, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the Indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights that said law permitted the Corporation to provide prior to such amendment), nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that the

Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.
     D. Other Rights; Continuation of Right to Indemnification. The indemnification and advancement of expenses provided by this Article Fourteenth shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Article Fourteenth, shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while this Article Fourteenth, is in effect. Any repeal or modification of this Article Fourteenth, or any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of such director, officer, employee or agent or the obligations of the Corporation arising hereunder with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal. For the purposes of this Article Fourteenth, references to “the Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article Fourteenth, with respect to the resulting or surviving corporation, as he would if he or she had served the resulting or surviving corporation in the same capacity.
     E. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article Fourteenth; provided, however, that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the Board of Directors.
     F. Savings Clause. If this Article Fourteenth, or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under paragraph A of this Article Fourteenth, as to all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, penalties and amounts to be paid in settlement)

actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article Fourteenth, to the full extent permitted by any applicable portion of this Article Fourteenth, that shall not have been invalidated and to the full extent permitted by applicable law.
     FIFTEENTH: In furtherance and not in limitation of the powers conferred by law or in this Certificate of Incorporation, the Board of Directors (and any committee of the Board of Directors) is expressly authorized, to the extent permitted by law, to take such action or actions as the Board of Directors or such committee may determine to be reasonably necessary or desirable to (A) encourage any person to enter into negotiations with the Board of Directors and management of the Corporation with respect to any transaction which may result in a change in control of the Corporation which is proposed or initiated by such person or (B) contest or oppose any such transaction which the Board of Directors or such committee determines to be unfair, abusive or otherwise undesirable with respect to the Corporation and its business, assets or properties or the stockholders of the Corporation, including, without limitation, the adoption of such plans or the issuance of such tights, options, capital stock, notes, debentures or other evidences of indebtedness or other securities of the Corporation, which rights, options, capital stock, notes, debentures, evidences of indebtedness and other securities (i) may be exchangeable for or convertible into cash or other securities on such terms and conditions as may be determined by the Board of Directors or such committee and (ii) may provide for the treatment of any holder or class of holders thereof designated by the Board of Directors or any such committee in respect of the terms, conditions, provisions and rights of such securities which is different from, and unequal to, the terms, conditions, provisions and rights applicable to all other holders thereof.
     SIXTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and to add or adopt new provisions, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. In addition to any affirmative vote required by applicable law or any other provision of this Certificate of Incorporation or specified in any agreement, and in addition to any voting rights granted to or held by the holders of any series of Preferred Stock, the affirmative vote of the holders of not less than 80% of the voting power of all securities of the Corporation entitled to vote generally in the election of directors shall be required to amend, alter, change or repeal, or to add or adopt any provisions inconsistent with, Articles Fifth, Sixth, Seventh, Eighth, Tenth, Eleventh, Thirteenth, Fourteenth, Fifteenth and Sixteenth of this Certificate of Incorporation.
     SEVENTEENTH: The name and mailing address of the incorporator is William P. Carpenter III, LifePoint Hospitals, Inc., 4525 Harding Road, Nashville, Tennessee 37205.

     IN WITNESS WHEREOF, the undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is his act and deed and that the facts stated therein are true on this 27th day of April, 1999.

By:	/s/ William F. Carpenter III
William F. Carpenter III
Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:31 AM 04/27/1999
991164600 — 3035122
CERTIFICATE OF MERGER
OF
LIFEPOINT HOSPITALS LLC
INTO
LIFEPOINT HOSPITALS, INC.
Pursuant to Section 264 of the Delaware General Corporation Law and
Section 18-209 of the Delaware Limited Liability Company Act
     LifePoint Hospitals, Inc., a Delaware corporation, DOES HEREBY CERTIFY:
     FIRST: The name and the state of domicile of each of the constituent entities to the merger are as follows:

Name	State of Domicile
LifePoint Hospitals, Inc.	Delaware
LifePoint Hospitals LLC	Delaware
     SECOND: An Agreement and Plan of Merger between the constituent entities to the merger (the “Merger Agreement”) has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations to the merger in accordance with the requirements of Section 264 of the Delaware General Corporation Law and Section 18-209 of the Delaware Limited Liability Company Act.
     THIRD: The name of the surviving corporation (the “Surviving Corporation”) in the merger is LifePoint Hospitals, Inc.
     FOURTH: The Certificate of Incorporation of LifePoint Hospitals, Inc. shall be Certificate of Incorporation of the Surviving Corporation.
     FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is 4525 Harding Road, Nashville, Tennessee 37205.

     SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation or any member of any constituent limited liability company.
     SEVENTH: This Certificate of Merger shall be effective upon filing with the Secretary of State of the State of Delaware.
*****

2

     IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 27th day of April, 1999.

LIFEPOINT HOSPITALS, INC.
By:	/s/ William F. Carpenter III
William F. Carpenter III
Senior Vice President and General Counsel

3

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
LIFEPOINT HOSPITALS, INC.
***
     LifePoint Hospitals, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),
     DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
     That Article Eleventh of the Corporation’s Articles of Incorporation is hereby deleted.
     SECOND: That the sole stockholder has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 05/10/1999
991183614 — 3035122

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, LifePoint Hospitals, Inc. has caused this certificate to be executed by its authorized officer, on this 10th day of May, 1999.

LIFEPOINT HOSPITALS, INC.
By:	/s/ William F. Carpenter III
William F. Carpenter III
Senior Vice President, General Counsel and Secretary

2

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 09/23/1999
991398168 — 3035122
CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT
It is hereby certified that:
     1. The name of the corporation (hereinafter called the “corporation”) is
LIFEPOINT HOSPITALS, INC.
     2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.
     3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.
     4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.
Signed on September 15, 1999
/s/ William S. Carpenter III
William S. Carpenter III, Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 01/22/2002
020040911 — 3035122
CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND
REGISTERED OFFICE
* * * * *
     LifePoint Hospitals, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware
DOES HEREBY CERTIFY:
     That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.
     That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed.
     That the changes in the registered office and registered agent of the corporation as set forth herein were duly authorized by resolution of the Board of Directors of the corporation.
     IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by an authorized officer, this 10th day of December, 2001.

/s/ William F. Carpenter III
William F. Carpenter III Signature

Secretary
Title

*	Any authorized officer or the chairman or Vice-Chairman of the Board of Directors may execute this certificate.

State of Delaware Secretary of State Division of Corporations Delivered 09:11 AM 04/15/2005 FILED 09:11 AM 04/15/2005 SRV 050305466 — 3035122 FILE
CERTIFICATE OF MERGER
OF
LAKERS ACQUISITION CORP.
WITH AND INTO
LIFEPOINT HOSPITALS, INC.
Pursuant to Section 251 of the
General Corporation Law of the State of Delaware
     The undersigned, LifePoint Hospitals, Inc., a Delaware corporation (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:
     FIRST: The name and state of incorporation of each of the constituent corporations of the merger (the “Constituent Corporations”) are as follows:

Name of Corporation	State of Incorporation
LifePoint Hospitals, Inc.	Delaware
Lakers Acquisition Corp.	Delaware
     SECOND: An Agreement and Plan of Merger, dated as of August 15, 2004, by and among the Corporation, Lakers Holding Corp., a Delaware corporation (“Holding Company”), Lakers Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Holding Company (“LifePoint Merger Sub”), Pacers Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Holding Company, and Province Healthcare Company, a Delaware corporation, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of January 25, 2005, and Amendment No. 2 to Agreement and Plan of Merger, dated as of March 15, 2005 (as amended, the “Merger Agreement”), to effect, among others, the merger of LifePoint Merger Sub with and into the Corporation (the “Merger”), has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”).
     THIRD: The Merger shall become effective, for accounting purposes only, as of 12:00 a.m. on April 16, 2005, and for all other purposes upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with Section 251 and 103 of the DGCL (the “Effective Time”).
     FOURTH: The Corporation will continue as the surviving corporation of the Merger (the “Surviving Corporation”). At the Effective Time, the name of the Surviving Corporation will be changed to “Historic LifePoint Hospitals, Inc.” and the Certificate of Incorporation of the Surviving Corporation shall be amended as set forth in Exhibit A.

     FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation. The address of said principal place of business is:
Historic LifePoint Hospitals, Inc.
c/o LifePoint Hospitals, Inc.
103 Powell Court, Suite 200
Brentwood, Tennessee 37027
     SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation upon request and without cost to any stockholder of either Constituent Corporation.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

2

     IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 15th day of April, 2005.

LIFEPOINT HOSPITALS, INC.
By:	/s/ Kenneth C. Donahey
	Name:	Kenneth C. Donahey
	Title:	Chairman of the Board, President and Chief Executive Officer

Signature Page
LifePoint Hospitals, Inc. Certificate of Merger

Exhibit A
CERTIFICATE OF INCORPORATION
OF
HISTORIC LIFEPOINT HOSPITALS, INC.
     1. The name of the Corporation is “Historic LifePoint Hospitals, Inc.”.
     2. The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 (County of New Castle). The name of its registered agent at such address is The Corporation Trust Company.
     3. The nature of the business and the purposes to be conducted and promoted by the Corporation are to conduct any lawful business, to promote any lawful purpose and to engage in any lawful act or activity for which corporations may be organized under the DGCL.
     4. The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock, $0.01 par value per share (the “Common Stock”). Shares of the Common Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors. The amount of the authorized Common Stock of the Corporation may be increased or decreased by the affirmative vote of the holders of a majority of the outstanding stock of the Corporation entitled to vote.
     5. Elections of directors need not be by written ballot unless required by the By-Laws of the Corporation. Any director may be removed from office either with or without cause at any time by the affirmative vote of the holders of a majority of the outstanding stock of the Corporation entitled to vote, given at a meeting of the stockholders called for that purpose, or by the consent of the holders of a majority of the outstanding stock of the Corporation entitled to vote, given in accordance with Section 228 of the DGCL.
     6. In furtherance and not in limitation of the powers conferred upon the Board of Directors by law, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time the By-Laws of the Corporation subject to the right of the stockholders entitled to vote with respect thereto to alter, amend and repeal By-Laws made by the Board of Directors.

A-1

     7. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the DGCL, as the same may be amended and supplemented from time to time. Any repeal or modification of this Section 8 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
     8. The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the DGCL, as the same may be amended and supplemented from time to time, indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

A-2